THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED OR SOLD IN CONTRAVENTION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE LAWS OR THE RESTRICTIONS CONTAINED IN THIS WARRANT.

                      WARRANT TO SUBSCRIBE FOR AND PURCHASE
                          2,500 SHARES OF COMMON STOCK
                            MEDICAL ACQUISITION CORP.

         THIS WARRANT CERTIFIES THAT, for value received, _________________, or its registered assigns, is entitled to subscribe for and purchase from Medical Acquisition Corp., a Florida corporation (the "Company"), during the period commencing one (1) year from the effective date of the registration statement to be filed by the Company in connection with an initial public offering of the Company's securities ("Effective Date") and expiring on the six-year anniversary of the Effective Date (the "Expiration Date"), two thousand five hundred (2,500) fully paid and non-assessable shares of the Common Stock, par value $.01 per share (the "Common Stock"), of the Company.

         . METHOD OF EXERCISE; PAYMENT; PRICE; ISSUANCE OF NEW WARRANT; TRANSFER AND EXCHANGE. This Warrant (the "Warrant") may be exercised by the holder hereof, during the period set forth above, in whole or in part (but not as to a fractional shares of Common Stock), by the surrender of this Warrant, together with the exercise form attached hereto as EXHIBIT A (the "Exercise Form") duly completed and signed, at the principal office of the Company, and by payment to the Company by certified or cashier's check of the Warrant Price. For the purposes of this Warrant, the term "Warrant Price" shall mean $6.00 per share of Common Stock, or such other price as shall result from the adjustments specified in Section 2 hereof. In lieu of exercising this Warrant by delivery of certified or cashier's check, the holder hereof may make a valid Warrant exercise by electing to receive shares of Common Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrendering this Warrant at the principal office of the Company together with the Exercise Form (a "Net Exercise"), in which event the Company shall transfer to the holder hereof a number of shares of Common Stock computed using the following formula:

                  X        =        Y (A-B)
                                    -------
                                       A

            Where X        =        the number of shares of Common Stock to be
                                    issued to the holder hereof. A Net Exercise can only be achieved where X is a positive number.

                  Y        =        the number of shares of Common Stock
                                    purchasable by the holder hereof under this Warrant the rights to which are surrendered pursuant to the Net Exercise.

                  A        =        the fair market value of one share of
                                    Common Stock (as determined by the average bid and ask price, or closing price, as appropriate, per share of Common Stock as quoted on Nasdaq, any other national exchange upon which the Company's Common
                                    Stock is quoted, the Automated Quotation
                                    System of the National Quotations Bureau,
                                    Incorporated or an equivalent, generally accepted, reporting service, or if the shares of Common Stock are not publicly traded, a price determined in good faith by the Board of Directors of the Company).

                  B        =        the Warrant Price (as adjusted to the date
                                    of such calculation).

The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment for such shares as aforesaid shall have been made or a Net Exercise shall have occurred. In the event of any exercise of this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the holder hereof within a reasonable time after this Warrant shall have been so exercised. Unless this Warrant has expired, a new warrant representing the right to purchase the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the holder hereof at such time.

         The Warrant shall be transferable only on the books of the Company maintained at its principal office upon delivery thereof by the holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer, together with the form of the assignment, attached hereto as EXHIBIT B (the "Assignment Form") duly completed and signed.

         1. STOCK FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all shares of Common Stock shall, upon issuance pursuant to the exercise of this Warrant and payment, as the case may be, of the Warrant Price be fully paid and non-assessable and free from all liens and encumbrances with respect to the issuance thereof. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company shall at all times have authorized and reserved, for the purpose of the issuance upon exercise of this Warrant, at least the maximum number of shares of Common Stock as are issuable upon the exercise of this Warrant.

         2. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES OF COMMON STOCK. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as follows:

                  (a) If the Company shall (i) subdivide its outstanding shares of Common Stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares, (iii) issue a stock dividend, or (iv) issue by reclassification of its shares of Common Stock any shares or other securities of the Company, then, in each such event, the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior thereto, shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which it would have owned or have been entitled to receive after the occurrence of any of the events described above, had such Warrant been exercised immediately prior to the occurrence of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for such event.

                  (b) If the Company sells its shares of Common Stock for less than $6.00 per share in an initial public offering or if the effective exercise, exchange or conversion price in derivative securities offered in such offering is less than $6.00 per share, whether paid for in cash or in kind, the Warrant Price shall be appropriately decreased to an amount equal to the price at which the shares of Common Stock were issued in such initial public offering. An adjustment made pursuant to this paragraph (b) shall become effective immediately after the effective date of the Company's initial public offering.

                  (c) No adjustment in the number of shares of Common Stock purchasable under this Warrant shall be required unless the adjustment would require an increase or decrease of at least one percent in the number of shares of Common Stock purchasable upon the exercise of this Warrant. Any adjustments which by reason of this paragraph (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2 shall be made to the nearest one hundredth of a share or to the nearest cent, as the case may be.

                  (d) Unless otherwise provided, whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, the Warrant Price per share of Common Stock payable upon exercise of each Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock purchasable immediately after such adjustment.

                  (e) Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant or the Warrant Price of such shares of Common Stock is adjusted, the Company shall promptly mail by first class mail, postage prepaid, to the holder of this Warrant notice of such adjustment or adjustments, together with a certificate setting forth the number of shares of Common Stock purchasable upon the exercise of this Warrant and the Warrant Price of the shares of Common Stock after the adjustment, a brief statement of the facts requiring such an adjustment, and the computation by which such adjustment was made.

                  (f) For the purpose of this Section 2, the term "shares of Common Stock" means the Common Stock of the Company of the class authorized at the date of this Warrant and stock of any other class into which such presently authorized shares of Common Stock may be changed and any other shares of stock of the Company which do not have priority in the payment of dividends or upon liquidation over any other class of stock. In the event that at any time, as a result of an adjustment made pursuant to this Section 2, the holders of this Warrant become entitled to purchase any shares of Common Stock or other securities of the Company other than shares of Common Stock, thereafter the number of such other shares or other securities so purchasable upon exercise of this Warrant and the Warrant Price of such shares or other securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 2 and the provisions of this Section 2 and all other applicable sections of this Warrant shall apply on like terms to any such other shares or securities.

                  (g) Except as provided in paragraphs (a) through (f), no adjustment for any dividends, or any distribution or sale of securities, shall be made during the term of this Warrant or upon the exercise of this Warrant.

                  (h) In case of any capital reorganization, or any reclassification of the shares of Common Stock (other than a reclassification outlined by paragraph (a)(iii) above) of the Company, or in case of the consolidation or merger of the Company with or into any other corporation or the sale, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Company to any other corporation, the Company or such successor or purchasing corporation, as the case may be, shall execute with the holder of this Warrant an agreement to the effect that this Warrant shall, after such capital reorganization, reclassification, consolidation, merger or sale, lease, conveyance or other disposition, be exercisable into the kind and amount of shares of stock or other securities or property (including cash) to which the holder of the number of shares of Common Stock deliverable (immediately prior to the happening of such capital reorganization, reclassification, consolidation, merger, sale, lease, conveyance or other disposition) upon exercise of a Warrant would have been entitled upon the happening of such event. The Company shall mail by first class mail, postage prepaid, to the holder of this Warrant a notice of any event requiring such agreement at least 30 days prior to the effective date of such event. Such agreement shall provide for all appropriate adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 2. The provisions of this paragraph (h) shall also apply to successive reorganizations, reclassifications, consolidations, mergers, sales, leases, conveyances and other dispositions.

                  (i) Irrespective of any adjustments in the Warrant Price or the number or kind of shares or other securities purchasable upon the exercise of this Warrant, the Warrant theretofore or thereafter issued may continue to express the same price and number and kind of shares of Common Stock as are stated in this Warrant.

                  (j) The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If any fraction of a share would, except for the provisions of this Section 2, be issuable on the exercise of this Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the current market price per share of Common Stock, multiplied by such fraction. For the purpose of this Section 2, the current or closing market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the 45 consecutive trading days, commencing 60 days before the date of computation. The closing price for each day shall be (i) if the shares of Common Stock are listed or admitted to trading on a principal national securities exchange or the National Market System of NASDAQ, the last reported sales price on the principal national securities exchange on which the shares of Common stock are listed or admitted to trading or on the National Market System of NASDAQ, (ii) if the shares of Common Stock are not listed or admitted to trading on any such exchange, the average of the highest bid and lowest asked prices, as reported on the Automated Quotation System of the National Quotations Bureau, Incorporated or an equivalent, generally accepted reporting service, or (iii) if the shares of Common Stock are not publicly traded, a price determined in good faith by the Board of Directors of the Company.

         3. REGISTRATION RIGHTS. The shares of Common Stock underlying this Warrant shall be entitled to certain registration rights upon the terms, and subject to the conditions, of the Registration Rights Agreement of even date herewith between the Holder of this Warrant and the Company.

         4. NO SHAREHOLDER RIGHTS. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company.

         5. GENDER AND NUMBER. As used herein, the use of any of the masculine, feminine, or neuter gender and the use of singular or plural numbers shall include any of all of the other, wherever and whenever appropriate in the context.

         6. NOTICES. Except as otherwise provided herein, any notice pursuant to this Warrant by the Company or any Holder of the Warrant shall be in writing and shall be deemed to have been duly given when personally delivered or five days after such notice is mailed by certified mail, return receipt requested, postage prepaid (a) if to the Company, to Medical Acquisition Corp., 201 S. Biscayne Blvd., Miami, Florida 33131, Suite 3000, Attention: Jay M. Haft, and (b) if to the Holder of this Warrant, to such person at his address listed on the Company's books and records, or to such other address as it may be changed from time to time on the books of the Company by written notice. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party.

         7. BENEFITS. Nothing in the Warrant shall be construed to give to any person or corporation other than the Company and the holder of this Warrant any legal or equitable right, remedy, or claim hereunder; but this Warrant shall be for the sole and exclusive benefit of the Company and the holder of this Warrant.

         8. INVESTMENT. The Holder hereof covenants and agrees that this Warrant has been taken for investment and for its own account and not with a view towards resale or distribution within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Furthermore, such Holder acknowledges that the certificate(s) representing the shares of Common Stock issuable upon exercise of this Warrant will bear an appropriate legend to this effect and that such shares will be "restricted securities", as defined under Rule 144 promulgated under the Securities Act. The Holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before exercising or transferring this Warrant or any part hereof or transferring any Common Stock issuable or issued upon the exercise hereof, of such Holder's intention to do so, describing briefly the manner of any proposed transfer of this Warrant or such Holder's intention as to the disposition to be made of shares of Common Stock issued upon the exercise hereof. Promptly upon receiving such written notice, the Company shall present copies thereof to its counsel. If in the opinion of such counsel the proposed transfer, or exercise and disposition of this Warrant or any part hereof, or disposition of shares of Common Stock may be effected without registration or qualification (under any Federal or State law) of this Warrant or the shares of Common Stock issuable or issued on the exercise hereof, the Company, as promptly as practicable, shall notify such Holder of such opinion, whereupon such Holder shall be entitled to transfer this Warrant or any part hereof, or to exercise this Warrant or any part hereof in accordance with its terms and/or dispose of the shares received upon such exercise or to dispose of shares of Common Stock received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by such Holder to the Company, provided that an appropriate legend may be endorsed on this Warrant or the certificates for such shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act.

         9. EXCHANGE. This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said Holder hereof at the time of such surrender.

         10. GOVERNING LAW. Except as otherwise expressly provided herein, this Warrant shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of Florida. The Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this Warrant Agreement shall be instituted exclusively in the federal or state courts located in the County of Dade of the State of Florida,
(ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (iii) irrevocably consents to the jurisdiction of the federal or state courts located in the Coutny of Dade of the State of Florida in any such suit, action or proceeding.

DATED as of__________, 1997

                                                  MEDICAL ACQUISITION CORP.

                                                  By: __________________________
                                                  Name:
                                                  Title:

                                    EXHIBIT A

                                  EXERCISE FORM

                    (To be Executed by the Registered Holder
                       to Exercise the Rights to Purchase
                     Common Shares Evidenced by the Warrant)

MEDICAL ACQUISITION CORP.
201 S. Biscayne Blvd., Suite 3000
Miami, Florida 33131
Attn:  Jay M. Haft

         The undersigned hereby irrevocably subscribes for _________ shares of your Common Stock pursuant to and in accordance with the terms and conditions of that certain Warrant dated _________ ____, 1997, and herewith makes payment of $__________ therefor (by certified or cashier's check or through a Net Exercise as defined in the Warrant), and requests that a certificate for such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below. The undersigned further requests that if the number of shares subscribed for herein shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the shares purchasable hereunder be delivered to the undersigned.

                                      Name: ____________________________________

                                      Signed: __________________________________

                                      Address: _________________________________

Dated: _____________________________

                                    EXHIBIT B

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned ___________________________________
hereby sells, assigns and transfers unto ______________________________________,
_______________ of the ____________ Warrants represented by the within Warrant, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoint the Company, attorney, to transfer said Warrant on the books of such Company with full power of substitution in the premises.

Dated: _________________________________

Name of Existing Warrant Holder: _______________________________________________

Social Security or Federal ID Number: __________________________________________

Address: _______________________________________________________________________

Signature: _____________________________________________________________________

Name of New Warrant Holder: ____________________________________________________

Social Security or Federal ID Number: __________________________________________

Address: _______________________________________________________________________

Signature: _____________________________________________________________________